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                                                                  EXHIBIT (99)-2

                                 FORM OF PROXY


                          CAREMARK INTERNATIONAL INC.

                   PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                AUGUST 30, 1996

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                          CAREMARK INTERNATIONAL INC.


    The undersigned stockholder of CAREMARK INTERNATIONAL INC. a Delaware corporation, revoking any previous proxies for its shares, hereby appoints C.A. Lance Piccolo, James G. Connelly III and Thomas W. Hodson and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each having full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of CAREMARK INTERNATIONAL INC. ("CAREMARK") to be held on August 30, 1996, and at any adjournments thereof, on all matters set forth in the Notice of Special Meeting of Stockholders and the related Prospectus-Joint Proxy Statement that has been transmitted in connection with the Special Meeting as described on the reverse side:



                          (Continued on reverse side)



    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS BELOW. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. DISCRETIONARY AUTHORITY WILL NOT BE USED TO VOTE IN FAVOR OF AN ADJOURNMENT.



    (1) PROPOSAL TO: Approve the Plan and Agreement of Merger, dated as of May 13, 1996 (the "Plan of Merger"), among CAREMARK, MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), PPM Merger Corporation, a Delaware corporation and wholly-owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), and the transactions contemplated thereby, including the merger of the Subsidiary with and into CAREMARK.


/ /  FOR                         / /  AGAINST                       / /  ABSTAIN


    (2) OTHER PROPOSALS: In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.



    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related Prospectus-Joint Proxy Statement that has been transmitted in connection with the Special Meeting.



                                                      Please date and sign above
                                                  exactly as your name or names
                                                  appear hereon. Joint owners
                                                  shall each sign personally.
                                                  Corporate proxies should be
                                                  signed in full corporate name
                                                  by an authorized officer and
                                                  attested. Persons signing in a
                                                  fiduciary capacity should
                                                  indicate their full name, in
                                                  such capacity.


                                                  Dated

                                                  ------------------------, 1996

                                                  ------------------------------
                                                            Signature

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                                                    Signature if held jointly